UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

Planet Labs PBC
(Exact name of registrant as specified in its charter)

Delaware	001-40166	85-4299396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Harrison Street, Floor 4 San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (415) 829-3313

N/A
(Former Name or Former Address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	PL	New York Stock Exchange
Warrants, each warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	PLWS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 5, 2025, stockholders of Planet Labs PBC (the “Company”) acted by written consent (the “Written Consent”) to elect Scott Reese to a newly created seat on the Company’s board of directors as a Class II director, to serve until the Company’s 2026 annual meeting of stockholders and until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal (the “Election”). In accordance with Rule 14c-2 and Rule 14a-16 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Election will become effective on the 40th calendar day after the Notice of Internet Availability of Information Statement with respect to the Election is first sent to the Company’s stockholders (the “Effective Date”). Following the Effective Date, Scott Reese will serve on the audit committee of the Board. The Written Consent was delivered in respect of 21,157,586 shares of the Company’s Class B common stock, representing approximately 60% of the voting power of the outstanding shares of voting stock of the Company entitled to vote at an election of directors.
Scott Reese has served as Chief Executive Officer of the Electrification Software business of GE Vernova, Inc. (NYSE: GEV), an energy equipment manufacturing and services company spun off from General Electric Company in 2024, since February 2022. Prior to joining GE Vernova, from March 2003 to January 2022, Mr. Reese served in a variety of senior and executive roles at Autodesk where his last role was Executive Vice President of Product Development and Manufacturing Solutions. From May 2019 to June 2024, Mr. Reese served on the board of directors of Model N, Inc., a revenue management software company. Mr. Reese holds an MBA and a BS in Computer Information Systems from Indiana Wesleyan University. We believe Mr. Reese is qualified to serve as a member of our board of directors due to his extensive experience in software, product development, strategy, design, and data and process management.
There are no arrangements or understandings between Mr. Reese and any other persons pursuant to which Mr. Reese was selected as a director of the Company. There are no transactions between Mr. Reese and the Company that would be required to be reported under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.
Mr. Reese will be entitled to the normal fees paid to the Company’s non-management directors for service on the Company’s board of directors pursuant to the terms of the Company’s Outside Director Compensation Policy, substantially as described in the preliminary information statement on Schedule 14C filed by the Company with the Securities and Exchange Commission on September 5, 2025. The Company will also enter into an indemnification agreement with Mr. Reese in the same form that the Company has entered into with other non-management directors.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.
Item 7.01    Regulation FD Disclosure.
On September 10, 2025, the Company issued a press release announcing the election of Mr. Reese. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release of Planet Labs PBC dated September 10, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet Labs PBC

Date: September 10, 2025	By:	/s/ Ashley Johnson
Ashley Johnson President and Chief Financial Officer